Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251859

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated January 12, 2021)

Up to $10,000,000

Common Stock

We have entered into an ATM Sales Agreement, or the sales agreement, with Virtu Americas LLC, or Virtu, relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time through or to Virtu, acting as our agent or principal.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BSGM.” On May 17, 2022, the last reported sale price of our common stock as reported on The Nasdaq Capital Market was $1.20 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Virtu is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Virtu and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Virtu for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Virtu with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” on page S-8 of this prospectus supplement for additional information concerning Virtu’s compensation.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 6 of the accompanying prospectus, and in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission which are incorporated into this prospect supplement and the accompanying prospectus by reference for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 17, 2022

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-251859) that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. References in this prospectus supplement to the “accompanying prospectus” are to the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not, and Virtu has not, authorized any other person to provide you with different information. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “BioSig,” the “Company,” “we,” “us,” “our,” or similar terms refer to BioSig Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

We are a medical technology company that is commercializing our PURE EP™ System which is an advanced signal acquisition and processing platform designed to provide essential diagnostic signals with high clinical value in all types of cardiac catheter ablations.

PURE EP™ is designed to address long-standing limitations that slow and disrupt cardiac catheter ablation procedures, such as environmental lab noise, signal saturation, slow signal recovery, and inaccurate display of fractionated potentials.

Cardiac catheter ablation is a procedure that involves delivery of energy through the tip of a catheter that scars or destroys heart tissue to correct heart rhythm disturbances. In August 2018, we received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) to market our PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP™ System.

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 55 Greens Farms Road, 1st Floor, Westport, Connecticut 06880, and our telephone number is (203) 409-5444. Our website address is www.biosig.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $10,000,000

Common stock to be outstanding immediately after this offering (1)

47,755,780 shares (as more fully described in the notes following this table), assuming sales of 8,196,721 shares of our common stock in this offering at an offering price of $1.22 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on May 13, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to Virtu, as sales agent or principal. See “Plan of Distribution” on page S-8.

Use of Proceeds

We intend to use the net proceeds from this offering (i) for the continuation of commercialization activities related to the PURE EP™ System, including additional support for organizational development; (ii) to fund working capital; and (iii) for general corporate purposes and other capital expenditures. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-3 of this prospectus supplement and page 6 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

The Nasdaq Capital Market symbol	“BSGM”

(1) The number of shares of common stock to be outstanding immediately after this offering is based on 39,559,059 shares of our common stock outstanding as of March 31, 2022, and excludes:

●

3,432,040 shares of common stock issuable upon the exercise of warrants outstanding with an exercise price ranging from $1.40 to $6.16 per share and having a weighted average exercise price of $2.44 per share;

●	4,869,484 shares of common stock issuable upon the exercise of options outstanding with exercise prices ranging from $1.28 to $10.49 and having a weighted average exercise price of $4.03 per share;

●	2,612,523 shares of common stock available for future issuance under the 2012 Equity Incentive Plan (the “2012 Plan”);

●	82,500 shares of common stock issuable from time to time after this offering upon the settlement of restricted stock units outstanding; and

●

162,634 shares of common stock issuable upon conversion of outstanding Series C Preferred Stock, including the payment of the dividends accrued on the Series C Preferred Stock in an aggregate of 91,304 shares of common stock at the conversion price of $1.15 per share and the stated value per share of $1,000.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the Securities and Exchange Commission which are on file with the Securities and Exchange Commission and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and our Common Stock

Our stock price is and may continue to be volatile and you may not be able to resell our common stock at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

In addition, the stock markets in general, and the markets for biotechnology stocks in particular, have experienced extreme volatility that has at times been unrelated to the operating performance of the issuer. Between May 13, 2021 and May 13, 2022, the closing sales price of our common stock reported on the Nasdaq Capital Market has ranged between $4.35 and $0.77 per share. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Resales of our common stock in the public market during this offering by our shareholders may cause the market price of our common stock to fall.

We may issue shares of our common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Virtu at any time throughout the term of the sales agreement. The number of shares that are sold by Virtu after delivering a sales notice will fluctuate based on the market price of shares of our common stock during the sales period and limits we set with Virtu. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the current book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per common share. Assuming that the sale of an aggregate amount of $10,000,000 of our common stock in this offering at an assumed offering price of $1.22 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on May 13, 2022, and based on our net tangible book value as of March 31, 2022, if you purchase common stock in this offering you will suffer substantial and immediate dilution of $0.84 per share in the net tangible book value of the common stock. The future exercise of outstanding options and warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

You may experience significant dilution as a result of future financings and the exercise of outstanding options or warrants.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

If we sell additional equity or debt securities to fund our operations, it may impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities due to such restrictions, our business, financial condition and results of operations could be materially adversely affected.

Our financial statements have been prepared on a going concern basis; we must raise additional capital to fund our operations in order to continue as a going concern.

In its report dated March 31, 2022, Friedman LLP, our independent registered public accounting firm, expressed substantial doubt about our ability to continue as a going concern as we have suffered recurring losses from operations and have insufficient liquidity to fund our future operations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. The consolidated financial statements included in our Annual Report on Form 10-K did not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. As of December 31, 2021, we had $11.7 million of cash and cash equivalents. In order to have sufficient cash and cash equivalents to fund our operations in the future, we will need to raise additional equity or debt capital and cannot provide any assurance that we will be successful in doing so.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•

our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

•	the results of ongoing and future clinical studies;
•	our inability to successfully develop or commercialize our product candidates;
•	market acceptance of existing and new products;
•	our inability to carry out research, development and commercialization plans;
•	delays in any phase of the preclinical or clinical development of a product, including during its research and development;
•	our inability to complete preclinical testing and clinical trials as anticipated;
•	changes in our relationship with key collaborators;
•	our ability to adequately protect and enforce rights to intellectual property;
•	our need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;
•

intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•	our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties;
•	entry of new competitors and products and potential technological obsolescence of our products;
•	effect of healthcare legislation or reform measures that may substantially change the market for medical care or healthcare coverage in the U.S.;
•	the ongoing COVID-19 pandemic;
•	our failure to obtain regulatory approvals;
•	adverse market and economic conditions;
•	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;
•	loss of one or more key executives;
•	difficulties in securing and retaining regulatory approval to market our product and product candidates; and
•	depth of the trading market in our common stock.

You should review carefully the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business.  Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.  Our ability to pay dividends is presently restricted pursuant to the terms of our Series C Preferred Stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $10,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under, or fully utilize, the sales agreement with Virtu as a source of financing.

We intend to use the net proceeds from this offering (i) for the continuation of commercialization activities related to the PURE EP™ System, including additional support for organizational development; (ii) to fund working capital; and (iii) for general corporate purposes and other capital expenditures. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential issues.

Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

● a change in development plan or strategy;

● the addition of new products or applications;

● technical delays;

● delays or difficulties with our clinical trials;

● manufacturing delays;

● negative results from our clinical trials;

● difficulty obtaining regulatory approvals;

● failure to achieve sales as anticipated; and

● the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in short-term, investment grade, interest-bearing bank accounts or securities. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2022, was approximately $8,569,000, or $0.22 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2022.

After giving effect to the assumed sale of shares of common stock in the aggregate amount of $10,000,000 at an assumed public offering price of $1.22 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on May 13, 2022, and after deducting the placement agent fees and estimated offering expenses payable by us, our net tangible book value as of March 31, 2022, would have been approximately $18,289,349, or approximately $0.38 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.16 per share to our existing stockholders, and an immediate dilution of $0.84 per share to new investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this per share dilution.

Assumed offering price per share		$1.22

Net tangible book value per share as of March 31, 2022	$0.22

Increase in net tangible book value per share attributable to the offering	$0.16

As adjusted net tangible book value per share as of March 31, 2022 after giving effect to the offering		$0.38

Dilution in net tangible book value per share to new investors in the offering		$0.84

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of common stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our shares of common stock in the aggregate amount of $10,000,000 is sold at the assumed offering price of $1.22 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on May 13, 2022. The shares sold in this offering, if any, will be sold from time to time at various prices.

The discussion and table above are based on 39,559,059 shares of common stock outstanding as of March 31, 2022, and excludes the following potentially dilutive securities as of that date:

•

3,432,040 shares of common stock issuable upon the exercise of warrants outstanding with an exercise price ranging from $1.40 to $6.16 per share and having a weighted average exercise price of $2.44 per share;

•	4,869,484 shares of common stock issuable upon the exercise of options outstanding with exercise prices ranging from $1.28 to $10.49 and having a weighted average exercise price of $2.44 per share;

•	2,612,523 shares of common stock available for future issuance under the 2012 Plan;

•	82,500 shares of common stock issuable from time to time after this offering upon the settlement of restricted stock units outstanding; and

•

162,634 shares of common stock issuable upon conversion of outstanding Series C Preferred Stock, including the payment of the dividends accrued on the Series C Preferred Stock in an aggregate of 91,304 shares of common stock at the conversion price of $1.15 per share and the stated value per share of $1,000.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Virtu, under which we may offer and sell up to $10,000,000 of our shares of common stock from time to time to or through Virtu acting as agent or principal. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Virtu of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Virtu, unless Virtu declines to accept the terms of such notice, Virtu has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Virtu under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Virtu is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Virtu may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Virtu a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Virtu for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Virtu otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Virtu under the terms of the sales agreement, will be approximately $30,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Virtu will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Virtu against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Virtu may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.

Virtu and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Virtu may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Virtu may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Virtu, and Virtu may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York will pass upon certain legal matters relating to the issuance and sales of the securities offered hereby on behalf of BioSig Technologies, Inc. Virtu is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2021 and 2020 and for the years then ended incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report appearing in the registration statement, including the explanatory paragraph regarding our ability to continue as a going concern, and are so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the Securities and Exchange Commission will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022 (as amended on Form 10-K/A on May 2, 2022);
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022;
•	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 22, 2022, March 24, 2022, April 28, 2022 and May 2, 2022; and
•

the description of the Company’s common stock and warrants contained in the Form 8-A filed with the Securities and Exchange Commission on September 17, 2018, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the Securities and Exchange Commission, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

55 Greens Farms Road, 1st Floor

Westport, Connecticut 06880

(203) 409-5444

You may also access the documents incorporated by reference in this prospectus through our website at www.biosig.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.biosig.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.biosig.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Prospectus

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $75,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “BSGM.” On December 30, 2020, the last reported sale price of our common stock was $4.13 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 6 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus to “BioSig,” the “Company,” “we,” “us,” “our,” or similar terms refer to BioSig Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●

our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	the results of ongoing and future clinical studies;

●	our inability to successfully develop or commercialize our product candidates;

●	market acceptance of existing and new products;

●	our inability to carry out research, development and commercialization plans;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	changes in our relationship with key collaborators;

●	our ability to adequately protect and enforce rights to intellectual property;

●	our need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;

●

intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

●	entry of new competitors and products and potential technological obsolescence of our products;

●	effect of healthcare legislation or reform measures that may substantially change the market for medical care or healthcare coverage in the U.S.;

●	our failure to obtain regulatory approvals;

●	adverse market and economic conditions;

●	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;

●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the COVID-19 outbreak;

●	loss of one or more key executives;

●	difficulties in securing and retaining regulatory approval to market our product and product candidates; and

●	depth of the trading market in our common stock.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

BioSig Technologies, Inc.

We are a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of electrocardiogram (“ECG”) and intra-cardiac signals. Our initial emphasis is on providing intracardiac signal information to electrophysiologists during electrophysiology (“EP”) studies and cardiac catheter ablation procedures. Cardiac catheter ablation is a procedure that involves delivery of energy through the tip of a catheter that scars or destroys heart tissue in order to correct heart rhythm disturbances. In August 2018, we received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) to market our PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System.

PURE EP™ is a proprietary signal acquisition and processing technology. Our device is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording, and storing of electrocardiographic and intracardiac signals for patients undergoing EP procedures in an EP laboratory under the supervision of licensed healthcare practitioners who are responsible for interpreting the data. The device aims to minimize noise and artifacts from cardiac recordings and acquire high-fidelity cardiac signals. Improving fidelity of acquired cardiac signals may potentially increase the diagnostic value of these signals, thereby possibly improving the accuracy and efficiency of the EP studies and related procedures.

Our initial focus is on improving intracardiac signal acquisition and enhancing diagnostic information for catheter ablation procedures for complex arrhythmias like ventricular tachycardia (“VT”), a potentially life-threatening arrhythmia, and atrial fibrillation (“AF”), the most common cardiac arrhythmia associated with a fivefold risk of stroke.

On February 18 and February 19, 2019, we conducted the first clinical cases with our PURE EP™ System. The observational patient cases were performed by Andrea Natale, M.D., F.A.C.C., F.H.R.S., F.E.S.C., Executive Medical Director, Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, Texas. On April 16, 2019, we announced the completion of our second set of observational patient cases, which were performed at Prisma Health at Greenville Health System in South Carolina by Andrew Brenyo, MD, FHRS. Dr. Brenyo used the PURE EP™ System during procedures on patients with ischemic ventricular tachycardias, AF, PVC, and atypical flutters.

On May 6, 2019, we announced the completion of our third set of observational patient cases at Indiana University under the leadership of Prof. John M. Miller, M.D., and Dr. Mithilesh K. Das, MBBS. Drs. Miller and Das used the PURE EP™ System during procedures on patients with atypical flutter, atrioventricular nodal reentry tachycardia (AVNRT), AF, supraventricular tachycardia, premature ventricular contractions, and a rare case of dual septal pathway. In August 2019, observational patient cases at Santa Barbara Cottage Hospital in California were performed by Brett Andrew Gidney, M.D. The initial experience across these early evaluation centers showed the PURE EP™ System functions as designed with positive feedback from EP users about the improved signal detection and fidelity.

In November 2019, we commenced our first clinical study for the PURE EP™ System titled, “Novel Cardiac Signal Processing System for Electrophysiology Procedures (PURE EP 2.0 Study).” Texas Cardiac Arrhythmia Research Foundation (TCARF) in Austin, Texas, was the first institution to conduct patient cases under the clinical study. On January 16, 2020, we announced the installation of a PURE EP™ System at Mayo Clinic Florida campus in Jacksonville, Florida. Mayo Clinic was the second institution to conduct patient cases under the same clinical study.

On August 4, 2020, the Company announced the installation of a PURE EP™ System at Massachusetts General Hospital (MGH) as part of the expanding clinical study. On September 23, 2020, we installed PURE EPTM System at the University of Pennsylvania Hospital, and on October 29, 2020, we announced the installation of our PURE EP™ System at the Deborah Heart and Lung Center in Browns Mills, New Jersey for clinical evaluation. As of December 30, 2020, 74 patients have been enrolled in the study.

In addition to clinical evaluation, we have conducted a total of twenty-seven pre-clinical studies with the PURE EPTM System, twenty-two of which were performed at Mayo Clinic in Rochester, Minnesota. We also conducted a pre-clinical study at the Mount Sinai Hospital in New York, New York, with an emphasis on the VT model; and four pre-clinical studies at the University of Pennsylvania. We intend to continue additional research and development studies with our technology at Mayo Clinic and the University of Pennsylvania. We also intend to continue additional clinical external evaluation at a select number of other centers.

We have made progress towards obtaining a European CE marking certificate for medical devices. Leading up to a new Medical Device Regulation that was due to enter into full force in 2020 but has since been put on hold for one year, the European Notified Bodies reported delays in accepting and processing new applications throughout 2019. We intend to commence audit preparation for the International Organization for Standardization (“ISO”) 13485 and Medical Device Single Audit Program certification with the expectation to proceed with the audit to obtain the ISO 13485 Certification and CE Mark in the first half of 2021 and subsequently file for CE Mark in the second half of 2021.

In December 2020, we announced the sale of three PURE EP™ Systems to St. David’s Healthcare of Austin, Texas. Additionally, we are in active discussions with numerous accounts about the acquisition of the PURE EPTM System. We anticipate our initial customers will be medical centers of excellence and other health care facilities that operate EP labs.

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 54 Wilton Road, 2nd Floor, Westport, Connecticut 06880, and our telephone number is (203) 409-5444. Our website address is www.biosig.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our website does not form a part of this prospectus.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, hold as cash or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 201,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 1,000,000 are shares of “blank check” preferred stock, of which 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock, 4,200 are authorized as Series C Preferred Stock, 1,400 are authorized as Series D Preferred Stock, 1,000 are authorized as Series E Preferred Stock and 200,000 are authorized as Series F Junior Participating Preferred Stock. As of December 30, 2020, there were 30,719,498 shares of common stock issued and outstanding, 105 shares of Series C Preferred Stock issued and outstanding and no shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock or Series F Junior Participating Preferred Stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. The transfer agent’s address is 2469 East Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Our common stock is listed on the Nasdaq Capital Market under the symbol “BSGM.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation, Bylaws and Stockholder Rights Agreement

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•

permit our board of directors to issue up to 1,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the total number of authorized directors;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

Stockholder Rights Agreement

On July 14, 2020, we entered into a stockholder rights agreement with Action Stock Transfer Corporation, as rights agent (the “Rights Agreement”), which entitles the holders of the rights to purchase from the Company 1/1,000th of a share of the Company’s Series F Junior Participating Preferred Stock, $0.001 par value per share, at a purchase price of $50.00 per share, subject to certain adjustments (a “Right”), upon certain trigger events. In connection therewith, on July 14, 2020, the board of directors authorized 200,000 shares of Series F Junior Participating Preferred Stock and it declared a dividend of one Right for each share of common stock of the Company outstanding as of July 27, 2020. Each 1/1,000th of a share of Series F Junior Participating Preferred Stock will essentially be the economic equivalent of one share of our common stock. However, until a Right is exercised or exchanged in accordance with the provisions of the Rights Agreement, the holder thereof will have no rights as a stockholder of the Company, including, but not limited to, the right to vote or to receive dividends.

The Rights do not separate from the common stock unless one or both of the following conditions are met: a public announcement that a person or group becomes the beneficial owner of 12% or more of the Company’s outstanding common stock (including in the form of synthetic ownership through derivative positions) (such person, an “Acquiring Person”), or a tender or exchange offer is made which, if completed, would result in the bidder becoming an Acquiring Person.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will become void), will have the right to purchase, at the right’s exercise price, a number of shares of the Company’s common stock (or equivalent securities) having a market value of twice the right’s exercise price. The rights may be redeemed by the Company for $0.001 per right at any time until the first public announcement of the acquisition of beneficial ownership of 12% of the Company’s common stock.

The Rights expire upon the earliest to occur of (i) the close of business on July 13, 2021; (ii) the time at which the Rights are redeemed or exchanged pursuant to the Rights Agreement; and (iii) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board prior to any person becoming an Acquiring Person.

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group of affiliated or associated persons that acquires beneficial ownership of 12% or more of the Company’s stock on terms not approved by the board of directors or takes other specified actions. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because the board of directors can redeem or exchange the Rights, the Rights should not interfere with a merger or other business combination approved by the board. We can make no assurances the rights plan will be effective in meeting its intended objectives, including to deter a change in control.

The description of our Series F Junior Participating Preferred Stock, which is contained in the Registration Statement on Form 8-A (File No. 001-38659) filed with the SEC on July 17, 2020, including any amendments or reports we file for purposes of updating that description, is incorporated herein by reference.

DESCRIPTION OF WARRANTS

As of December 30, 2020, there were outstanding warrants to purchase 1,451,667 shares of common stock.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.biosig.com.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.biosig.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2020 that are deemed “filed” with the SEC;

●

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020, and as amended on August 28, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020;

●

our Current Reports on Form 8-K filed with the SEC on January 17, 2020, February 19, 2020, February 24, 2020, February 26, 2020, March 5, 2020, March 25, 2020, April 13, 2020, April 16, 2020, April 16, 2020, April 20, 2020, April 22, 2020, April 24, 2020, May 1, 2020, May 8, 2020, May 15, 2020, May 19, 2020, May 22, 2020, June 1, 2020, June 1, 2020, June 2, 2020, June 3, 2020, June 5, 2020, June 26, 2020, June 26, 2020, June 30, 2020, July 2, 2020, July 8, 2020, July 16, 2020, July 16, 2020, July 17, 2020, July 20, 2020, July 21, 2020, July 27, 2020, August 28, 2020, September 3, 2020, and November 3, 2020; and

●

the description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, including any amendments thereto or reports filed for the purposes of updating this description.

All reports and definitive proxy or information statements subsequently filed after the date of this initial registration statement and prior to effectiveness of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

54 Wilton Road, 2nd Floor

Westport, Connecticut 06880

(203) 409-5444

You may also access the documents incorporated by reference in this prospectus through our website at www.biosig.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $10,000,000

Common Stock

PROSPECTUS SUPPLEMENT

May 17, 2022